                                                                    Exhibit 3.24



                                                                 [stamped] FILED
                                                            In the Office of the
                                                     Secretary of State of Texas
                                                                     Jan 10 2003
                                                            Corporations Section

                             ARTICLES OF CONVERSION

                                       OF

                         THE KERRVILLE TELEPHONE COMPANY

      Pursuant to the provisions of article 5.17 of the Texas Business Corporation Act and section 6132b-9.05 of the Texas Revised Partnership Act, the undersigned converting entity certifies the following Articles of Conversion adopted for the purpose of effecting a conversion in accordance with the provisions of the Texas Business Corporation Act. and the Texas Revised Limited Partnership Act.

      1. A plan of conversion was approved and adopted in accordance with the provisions of article 5.03 of the Texas Business Corporation Act providing for the conversion of The Kerrville Telephone Company a corporation incorporated under the Texas Business Corporation Act, to Kerrville Telephone, L.P., a Texas limited partnership.

      2. An executed plan of conversion is on file at the principal place of business of the converting entity at 201 E. John Carpenter Freeway, Suite 200, Las Colinas Tower I, Irving, TX, 75062-2707 and, from and after the conversion, an executed plan of conversion will be on file at the principal place of business of the converted entity at 201 E. John Carpenter Freeway, Suite 200, Las Colinas Tower I, Irving, TX, 75062-2707.

      3. A copy of the plan of conversion will be furnished by the converting entity (prior to the conversion) or by the converted entity (after the conversion) on written request and without cost to any shareholder or member of the converting entity or the converted entity.

      4. The approval of the plan of conversion was duly authorized by all action required by the laws under which The Kerrville Telephone Company is incorporated and by its constituent documents. The number of outstanding shares entitled to vote is 10,000.

      5. The number of shares voted for and against the plan of conversion, respectively, are as follows:

                    Total Voted For:    Total Voted Against:
                    ----------------    --------------------
                         10,000                  -0-
                    ----------------    --------------------

      6. Two copies of the Certificate of Limited Partnership of Kerrville Telephone, L.P. which is to be created pursuant to the plan of conversion are being filed with the Secretary of State with the Articles of Conversion. A copy of the Certificate of Limited Partnership of Kerrville Telephone, L.P. is attached as an exhibit to these Articles of Conversion.

      7. Kerrville Telephone, L.P. will be responsible for the payment of all fees and franchise taxes for which The Kerrville Telephone Company is liable, and further, Kerrville Telephone L.P. will be obligated to pay such fees and franchise taxes if the same are not timely paid.

      8. The conversion will become effective at 11:59 p.m. December 31, 2002, in accordance with the provisions of article 10.03 of the Texas Business Corporation Act and section 2.12 of the Texas Revised Limited Partnership Act.

                                          THE KERRVILLE TELEPHONE COMPANY

                                          By:  /s/ William M. Ojile, Jr.
                                             ---------------------------------
                                               William M. Ojile, Jr.
                                               Secretary

                      PLAN OF CONVERSION AND REORGANIZATION

1. This Plan of Conversion and Reorganization is entered into between The Kerrville Telephone Company. a Texas business corporation, and Kerrville Telephone, LP., a Texas limited partnership.

2.    The name of the converting entity is The Kerrville Telephone Company.

3.    The name of the converted entity is Kerrville Telephone. L.P.

4. The Kerrville Telephone Company, the converting entity, is continuing its existence in the organizational form of Kerrville Telephone. L.P. Kerrville Telephone, L.P. shall continue the historic business of The Kerrville Telephone Company using the historic business assets of The Kerrville Telephone Company.

5. Kerrville Telephone, L.P., the converted entity, is to be a limited partnership formed under the laws of the State of Texas.

6. Kerrville Communications Enterprises, LLC. the sole limited partner of Kerrville Telephone, L.P., will receive a 99% limited partner interest in the capital of Kerrville Telephone, L.P. and a 99% sharing percentage interest in the profits and losses of Kerrville Telephone, L.P. in exchange for 9,900 shares of The Kerrville Telephone Company common stock, no par value, which Kerrville Communications Enterprises, LLC owns. Kerrville Communications Management, LLC, the sole general partner of Kerrville Telephone, L.P., will receive a 1 percent (1 %) general partner interest in capital of Kerrville Telephone, L.P., and a 1 percent (1%) sharing percentage interest in the profits and losses of Kerrville Telephone, L.P. in exchange for 100 shares of The Kerrville Telephone Company common stock, no par value, which Kerrville Communications Management, LLC owns.

7. This Plan of Conversion and Reorganization is intended to effect a reorganization under Internal Revenue Code Section 368(a)(1 )(F).

8. The Articles of Incorporation, as amended, of The Kerrville Telephone Company are attached hereto as an exhibit.

9. The Certificate of Limited Partnership of Kerrville Telephone, L.P. is attached hereto as an exhibit.

10. This Plan of Conversion and Reorganization is to be effective as of 11:59 p.m. on

      December 31, 2002.

   [Remainder of page intentionally left blank. Signature pager(s) follow.]

      Dated this 31st day of December. 2002.

                                          THE KERRVILLE TELEPHONE COMPANY

                                          By:  /s/ William M. Ojile, Jr.
                                             ---------------------------------
                                               William M. Ojile, Jr.
                                               Secretary

                                          KERRVILLE TELEPHONE, L.P.

                                          By: Kerrville Communications
                                          Management, LLC, its general partner

                                          By:  /s/ William M. Ojile, Jr.
                                             ---------------------------------
                                               William M. Ojile, Jr.
                                               Manager

[SEAL]
THE STATE OF TEXAS
Office of the Secretary of State Corporations Section
P.O. Box 13697
Austin, Texas 78711-3697


                       CERTIFICATE OF LIMITED PARTNERSHIP

1.    The name of the limited partnership is: Kerrville Telephone, L.P.

2. The street address of its proposed registered agent in Texas is (a P.O. Box is not sufficient): One Commodore Plaza, 800 Brazos, Austin, TX 78701;

      And the name of its proposed registered agent in Texas at such address is:

        Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company

3. The address of the principal office in the United States where records of the partnership are to be kept or made available is: 201 E. John Carpenter Freeway, Suite 200, Las Colinas Tower I, Irving, TX 75062-2707

4. The name, the mailing address and the street address of the business or residence of each general partner are as follows:

                                 MAILING ADDRESS                       STREET ADDRESS
            NAME         (including city, state, zip code)    (including city, state, zip code)
   -----------------------------------------------------------------------------------------------
         Kerrville           201 E. John Carpenter                201 E. John Carpenter
       Communications        Freeway, Suite 200, Suite, Las       Freeway, Suite 200, Suite, Las
      Management, LLC        Colinas Tower I, Irving, TX          Colinas Tower I, Irving, TX
                             75062-2707                           75062-2707

5. The partnership is being created pursuant to that certain Plan of Conversion, effective as of December 31, 2002, for The Kerrville Telephone Company, a Texas corporation.

6.    Information regarding the prior form of organization, is as follows:

      (a)   Name:       The Kerrville Telephone Company
      (b)   Address:    955 Water Street, Kerrville, TX 78028
      (c)   Prior form of organization: Texas business corporation
      (d)   Date of incorporation: December 21, 1907
      (e)   Jurisdiction: Texas.

                                          KERRVILLE COMMUNICATIONS
                                          MANAGEMENT, LLC

                                          BY: KERRVILLE COMMUNICATIONS

                                          CORPORATION, ITS SOLE MEMBER

                                          By:  /s/William M. Ojile, Jr.
                                             --------------------------
                                               William M. Ojile, Jr.
                                               Secretary


                                       6

                                   EXHIBIT A